Exhibit 99.2

Fourth Quarter 2010 Earnings – Investor Supplement

Nalco Holding Company (NYSE: NLC)

The information below is provided to help investors better understand the various assumptions used to develop 2011 Guidance as of February 1, 2011.

2011 Revenue Guidance

(in $Millions)

2010 Revenue	4,250

Divestitures	roughly (70)

2010 Revenue after Divestitures	4,180

Normalized 2011 Organic Revenue Growth % Guidance	6-8%

2011 Adjusted EBITDA Guidance

(in $Millions)

2010 Adjusted EBITDA	747

Divestitures	roughly (22)

Contribution from one-time dispersant sales	(55)

2010 Adjusted EBITDA excluding divestitures and contribution from one-time dispersant sales	670

2011 Organic EBITDA growth	65

2011 Adjusted EBITDA Guidance after Divestitures	roughly 735

Normalized 2011 Adjusted EBITDA growth	~10%

2011 Free Cash Flow Guidance

(in $Millions)

2011 Normalized Free Cash Flow	roughly 175

Divestitures – one-time tax on gain	(50)

Divestitures – EBITDA impact less debt paydown savings	(5-10)

Naperville excess rent payment and higher profit sharing paid 1Q11	(30-35)

2011 Free Cash Flow [1]	80-90

2011 Free Cash Flow Guidance after Divestitures	roughly 85

[1]	Includes expected capital expenditures of roughly $200 million

2011 Adjusted EPS Guidance

(in $)

2010 Adjusted EPS	1.71

One-time impact from dispersant sales	(0.25)

Divestitures less debt paydown savings	(0.03-0.07)

2010 Adjusted EPS excluding one-time impact from dispersant sales and divestitures less debt paydown savings	roughly 1.41

2011 Organic EPS growth [2]	0.22-0.26

2011 Adjusted EPS Guidance after Divestitures	roughly 1.65

Normalized 2011 Adjusted EPS growth	~17%

[2]	Based on an adjusted effective tax rate of 35%

Several non-GAAP measures are discussed in this supplement. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to our February 1, 2011, financial results press release, which may be found at www.nalco.com/investors. EBITDA is a non-GAAP measure used by management as an internal operating metric and for enterprise valuation purposes. Adjusted EBITDA is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Noncontrolling Interest charges. Adjusted EPS is a non-GAAP measure that includes adjusting for restructuring expenses and unusual items. Reconciliation to reported EPS as shown on Nalco’s Statement of Operations is included in Attachment 7. Adjusted Effective Tax Rate is defined as the income tax provision excluding the tax expense (benefit) of specified transactions, divided by earnings before income taxes excluding the earnings (loss) before income taxes attributable to those specified transactions. It is reconciled to the actual effective tax rate on Attachment 8. These non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This supplement includes forward-looking statements concerning the Company’s financial results and outlook for 2011, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and cleanup costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers and other third parties, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company in its most recent filing on Form 10-K and other Securities and Exchange Commission filings. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

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